Exhibit 99.1

DayStar Technologies, Inc.

(Nasdaq:DSTI)

Press Release

DAYSTAR TECHNOLOGIES ENTERS INTO COMMITMENT LETTER WITH EXISTING INVESTOR FOR BRIDGE FINANCING

Halfmoon, NY - (PR Newswire) - May 21, 2007 - DayStar Technologies, Inc. (NASDAQ:DSTI), a developer and manufacturer of innovative CIGS photovoltaic products, announced today that it has entered into a commitment letter with an existing investor to provide up to $4.0 million of bridge financing to the Company. This financing will be subject to negotiation of satisfactory definitive agreements and satisfaction of terms and conditions set forth in the letter and in the definitive agreements.

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-KSB and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies Inc. undertakes no obligation to update such statements.

FOR MEDIA RELATIONS INQUIRIES, PLEASE CONTACT

www.daystartech.com

Erica Dart, DayStar Technologies, Inc.

518-383-4600 ext. 419 or via email edart@daystartech.com

FOR INVESTOR RELATIONS INFORMATION, PLEASE CONTACT

Daniel Conway, Chief Strategist, Elite Financial Communications Group

407-585-1080 or via email dsti@efcg.net